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Carolina Power & Light Company
STATEMENTS  OF  CASH  FLOWS
(In thousands)                                                        Three Months Ended     Twelve Months Ended
                                                                          December 31             December 31
                                                                       1994        1993        1994        1993
                                                                     ---------------------   ---------------------
Operating Activities
  Net income.....................................................   $  45,875   $  63,872   $ 313,167   $ 346,496
  Adjustments to reconcile net income to net cash provided by operating activities
      Depreciation and amortization..............................     110,308     124,552     473,481     460,094
      Harris Plant deferred costs................................       4,370      (4,595)     16,575         432
      Harris Plant disallowance - Power Agency...................           -           -           -      20,645
      Deferred income taxes......................................      42,011      37,762      37,240      71,352
      Investment tax credit adjustments..........................      (2,884)     (2,958)    (11,537)    (12,806)
      Allowance for equity funds used during construction........        (313)     (2,568)     (6,074)     (8,999)
      Deferred fuel cost (credit)................................      17,760      (6,446)     38,171      27,364
      Net (increase) decrease in receivables, inventories and
          prepaid expenses.......................................     (23,823)     69,171     (73,891)     (7,803)
      Net decrease in payables and accrued expenses..............     (50,207)    (49,374)    (51,441)    (62,013)
      Miscellaneous..............................................     (23,364)    (16,949)     (4,935)     10,882
                                                                     ---------   ---------   ---------   ---------
        Net Cash Provided by Operating Activities................     119,733     212,467     730,756     845,644
                                                                     ---------   ---------   ---------   ---------
Investing Activities
  Gross property additions.......................................     (82,901)   (110,732)   (274,777)   (341,122)
  Nuclear fuel additions.........................................     (10,527)    (19,512)    (25,849)    (48,001)
  Contributions to external decommissioning trust................      (3,164)     (9,792)    (21,625)    (20,878)
  Contributions to retiree benefit trusts........................           -      (1,250)    (18,917)     (3,750)
  Loan transactions with SPSP Trustee, net (Note 4)..............           -       9,125           -      21,134
  Allowance for equity funds used during construction............         313       2,568       6,074       8,999
  Miscellaneous..................................................      (6,094)          -      (6,094)          -
                                                                     ---------   ---------   ---------   ---------
        Net Cash Used in Investing Activities....................    (102,373)   (129,593)   (341,188)   (383,618)
                                                                     ---------   ---------   ---------   ---------
Financing Activities
  Proceeds from issuance of long-term debt.......................      49,886      44,761     318,211     582,030
  Net decrease in pollution control bond escrow..................           -           -           -       2,127
  Net increase (decrease) in short-term notes
     payable (maturity less than 90 days)........................      53,100      71,000      (7,900)     29,200
  Retirement of long-term debt...................................          (3)   (268,593)   (268,380)   (790,376)
  Purchase of Company common stock (Note 5)......................     (23,315)          -    (110,047)          -
  Dividends paid on common stock (Note 4)........................     (62,808)    (65,043)   (255,206)   (262,749)
  Dividends paid on preferred stock..............................      (2,400)     (2,268)     (9,614)     (9,474)
                                                                     ---------   ---------   ---------   ---------
        Net Cash Provided by (Used in) Financing Activities......      14,460    (220,143)   (332,936)   (449,242)
                                                                     ---------   ---------   ---------   ---------
Net Increase (Decrease) in Cash and Cash Equivalents.............      31,820    (137,269)     56,632      12,784

Cash and Cash Equivalents at Beginning of the Period.............      48,419     160,876      23,607      10,823
                                                                     ---------   ---------   ---------   ---------
Cash and Cash Equivalents at End of the Period...................   $  80,239   $  23,607   $  80,239   $  23,607
                                                                     =========   =========   =========   =========
Supplemental Disclosures of Cash Flow Information
Cash paid during the period - interest...........................   $  40,405   $  51,641   $ 188,754   $ 218,801
                              income taxes.......................     105,298      42,878     180,759     113,523

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See Supplemental Data and Notes to Financial Statements.
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